Exhibit 99.1

                   Nasdaq to Delist VaxGen's Stock on Aug. 9;
         Company Expects to File Outstanding Financial Statements Before
                                End of October;
                     Conference Call Set for Monday at Noon

      BRISBANE, Calif. - August 6, 2004 - Citing the postponement of the filing of VaxGen's financial statements for the fiscal quarters ended March 30 and June 30, 2004, which is due to the company implementing what it believes is a more appropriate revenue recognition policy, The Nasdaq Stock Market, Inc. has informed VaxGen Inc. (Nasdaq: VXGNE) that the company's common stock will be delisted from The Nasdaq National Stock Market effective as of the opening of trading on Monday, August 9, 2004.

      The Nasdaq Listing Qualifications Panel informed VaxGen that it would have the opportunity to apply for relisting as soon as the company has filed its outstanding financial statements. The company intends to file those statements before the end of October. In a letter to VaxGen, the Panel also noted that the issue of revenue recognition "does not appear to have resulted from any impropriety or questionable internal controls."

      The company will be eligible for relisting after it has implemented the new revenue recognition policy, completed an associated restatement of its 2003 and 2002 financial statements, and filed with the Securities and Exchange Commission an amended Annual Report on Form 10-K/A for the year ended December 31, 2003 and Quarterly Reports of Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004. The company's current independent auditors are preparing to reaudit these periods, and VaxGen is committed to relisting its common stock as soon as possible.

      As previously announced, VaxGen is applying a revised revenue recognition policy to certain government contracts, most of which are with the National Institute of Allergy and Infectious Diseases (NIAID). The change in policy is driven by VaxGen's desire to ensure that it uses the most appropriate revenue recognition method in conformity with Generally Accepted Accounting Principles
(GAAP).

      To reflect the revised policy, VaxGen intends to restate its financial statements for the years ended December 31, 2003 and 2002. The restatement will have no effect on VaxGen's cash position and will result in a material increase in reported revenues and a decrease in net loss applicable to stockholders for the combined periods.

      The restatement relates solely to VaxGen's revenue recognition policy and the treatment of related costs. VaxGen believes there are no issues related to the validity of any invoices already submitted or paid to and by the U.S. government. The company also does not believe

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that the revised revenue recognition policy will have any future effect on its invoicing for work completed under its two existing cost-plus fixed-fee contracts with NIAID.

      As previously reported, VaxGen had $18 million in cash and investment securities as of June 30, 2004, and the company believes it has sufficient cash resources to operate into the first quarter of 2005.

      VaxGen will hold a conference call at noon Eastern time on Monday, August 9, 2004 to discuss the delisting. To participate in the call, please dial:
800-275-3939 (Domestic) or 973-935-2100 (International). For replay:
877-519-4471 (Domestic) or 973-341-3080 (International). Replay Passcodes (both required for playback): Account # 1628 Conference ID #: 4952155.

      In the interest of responding to as many questions as possible during the conference call, VaxGen requests that questions be e-mailed in advance to ir@vaxgen.com.

About VaxGen

      Based in Brisbane, Calif., VaxGen is a biopharmaceutical company engaged in the development, manufacture and commercialization of biologic products for the prevention and treatment of human infectious diseases.

NOTE: This press release contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include without limitation, the timing of any re-audit of financial statements or the filing of an amended Annual Report on Form 10-K/A or Quarterly Reports on Form 10-Q; the timing and ability of the company to relist its common stock on the Nasdaq National Market System and the adequacy of its existing cash resources and the timing of any future capital needs. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to Item 1 of the company's Annual Report on Form 10-K filed by VaxGen on March 30, 2004, under the heading "Additional Business Risks" for a more detailed description of such risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

Contacts:
Lance Ignon
Vice President, Corporate Affairs

650-624-1041